Exhibit 32.1

STATEMENT OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sehat Sutardja Ph.D, the chief executive officer of Marvell Technology Group Ltd. (the “Company”), certify for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,

(i)

the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended November 1, 2008 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SEHAT SUTARDJA PH.D.
Sehat Sutardja Ph.D.
President and Chief Executive Officer
Date: December 10, 2008